Exhibit 99.1

Nordstrom 401(k) Plan &

Profit Sharing

Financial Statements as of and for the Years Ended

December 31, 2009 and 2008, and Supplemental Schedule as of

December 31, 2009, and

Report of Independent Registered Public Accounting Firm

NORDSTROM 401(k) PLAN & PROFIT SHARING

TABLE OF CONTENTS

Page
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	1

FINANCIAL STATEMENTS:

Statements of Net Assets Available for Benefits as of December 31, 2009 and 2008	2

Statements of Changes in Net Assets Available for Benefits for the Years Ended December 31, 2009 and 2008	3

Notes to Financial Statements as of and for the Years Ended December 31, 2009 and 2008	4

SUPPLEMENTAL SCHEDULE AS OF DECEMBER 31, 2009:

Form 5500, Schedule H, Part IV, Line 4i, Schedule of Assets (Held at End of Year)	15

All other schedules required by Section 2520.103-10 of the Department of Labor’s Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974 have been omitted because they are not applicable.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Retirement Committee of

Nordstrom 401(k) Plan & Profit Sharing

Seattle, Washington

We have audited the accompanying statements of net assets available for benefits of Nordstrom 401(k) Plan & Profit Sharing (the “Plan”) as of December 31, 2009 and 2008, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Plan is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Plan’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 2009 and 2008, and the changes in net assets available for benefits for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule of assets (held at end of year) as of December 31, 2009 is presented for the purpose of additional analysis and is not a required part of the basic financial statements, but is supplementary information required by the Department of Labor’s Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedule is the responsibility of the Plan’s management. Such schedule has been subjected to the auditing procedures applied in our audit of the basic 2009 financial statements and, in our opinion, is fairly stated in all material respects when considered in relation to the basic financial statements taken as a whole.

/s/ DELOITTE & TOUCHE LLP

Seattle, Washington

June 11, 2010

NORDSTROM 401(k) PLAN & PROFIT SHARING

STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS

AS OF DECEMBER 31, 2009 AND 2008

(dollars in thousands)

	2009	2008
ASSETS:
Participant-directed investments – at fair value	$1,618,877	$1,190,564
Employer contributions receivable	71,829	35,586
Accrued interest and dividends receivable	1,562	2,482
Other assets	2,850	2,673

Total assets	1,695,118	1,231,305

LIABILITIES:
Trustee and administrative fees payable	899	801
Excess contributions payable to participants	576	389
Payables for securities purchased	480	803

Total liabilities	1,955	1,993

NET ASSETS AVAILABLE FOR BENEFITS AT FAIR VALUE	1,693,163	1,229,312

Adjustments from fair value to contract value for fully benefit-responsive investment contracts	(7,126)	10,077

NET ASSETS AVAILABLE FOR BENEFITS	$1,686,037	$1,239,389

The accompanying Notes to Financial Statements are an integral part of these statements.

NORDSTROM 401(k) PLAN & PROFIT SHARING

STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

FOR THE YEARS ENDED DECEMBER 31, 2009 and 2008

(dollars in thousands)

	2009	2008
ADDITIONS:

Contributions:
Employer contributions	$71,829	$35,586
Participant contributions	62,623	70,044

Total contributions	134,452	105,630

Investment income (losses):
Net appreciation (depreciation) in fair value of investments	389,376	(597,985)
Interest and dividends	25,120	43,687

Total net investment income (losses)	414,496	(554,298)

DEDUCTIONS:
Benefit payments to participants	(98,255)	(128,830)
Trustee fees, administrative expenses, and other	(4,045)	(3,788)

Total deductions	(102,300)	(132,618)

NET ADDITIONS (DEDUCTIONS)	446,648	(581,286)

NET ASSETS AVAILABLE FOR BENEFITS:
Beginning of year	1,239,389	1,820,675

End of year	$1,686,037	$1,239,389

The accompanying Notes to Financial Statements are an integral part of these statements.

NORDSTROM 401(k) PLAN & PROFIT SHARING

NOTES TO FINANCIAL STATEMENTS

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

(dollars in thousands)

1.	THE PLAN AND SIGNIFICANT ACCOUNTING POLICIES

General—The Nordstrom 401(k) Plan & Profit Sharing (the “Plan”), as amended, was originally established on January 1, 1953. The Plan is an individual account profit sharing plan, which, since February 1, 1988, has included a 401(k) feature. Participants should refer to the Plan documents for a more complete description of the Plan’s provisions. The following description describes the provisions of the Plan in effect on December 31, 2009 (except as noted), is for informational purposes only, and does not bind the Plan.

The Plan covers substantially all eligible employees of Nordstrom, Inc. and its participating subsidiaries (the “Company”). For purposes of eligibility for Company profit sharing and matching contributions, participation begins on the first of the month coinciding with or following the first anniversary of the employee’s original hire date. For purposes of eligibility to make elective salary deferrals (401(k) contributions), participation begins on their hire date.

The Plan also contains special eligibility provisions to ensure that all eligible employees enter the Plan by the latest participation date required under the applicable provisions of the Internal Revenue Code. Eligible employees who neither make an affirmative salary deferral election nor affirmatively opt out of the Plan are automatically enrolled in the Plan beginning on the first of the month coinciding with or following the first anniversary of the employee’s original hire date with a salary deferral contribution equal to 2% of compensation. Employees have the option to elect a zero percent salary deferral or to change their salary deferral percentage at any time in accordance with the Plan.

For the Plan years ended December 31, 2009 and 2008, to qualify for Company profit sharing and matching contributions, participants must work at least 1,000 hours during the payroll calendar year and be employed on the last day of the Plan Year (the “last day” requirement is waived if the participant terminates employment due to retirement, disability or death).

In 2009, the Plan was amended as follows:

•	to provide for a discretionary matching contribution in an amount determined by the Company’s Board of Directors in lieu of a fixed Company matching contribution;

•

to comply with the requirement of the final regulations under the Internal Revenue Code (“Code”) for automatic contribution arrangements that the Plan designate employees covered by such an arrangement;

•

to reflect elimination of the requirement to distribute “gap period” income on distributed excess deferrals, in accordance with Section 109(b) of the Worker, Retiree, and Employer Recovery Act of 2008 (“Recovery Act”);

•	to comply with the Heroes Earnings Assistance and Relief Tax Act of 2008;

•	to clarify that the six-month extended period for distributing excess contributions does not apply to the Plan under final regulations applicable to eligible automatic contribution arrangements;

•	to eliminate the requirement for spousal consent to distribution of benefits or for Plan loans, effective January 1, 2010;

NORDSTROM 401(k) PLAN & PROFIT SHARING

NOTES TO FINANCIAL STATEMENTS

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

(dollars in thousands)

•	to eliminate minimum shares threshold as a condition to in-kind distribution of Company stock, effective January 1, 2010;

•	to reflect enactment of Section 201 of the Recovery Act by suspending Required Minimum Distributions for 2009;

•	to clarify how the interest rate applied to loans is determined; and

•	to establish a Plan-based limitations period for initiating legal actions related to claim denials.

Plan Contributions—Profit Sharing Contributions—The Company’s Board of Directors determines the Company profit sharing contribution, if any, each year. Profit sharing contributions are invested in participant-directed investments or, if the participant does not make an investment election, defaulted into the Nordstrom Select Moderate Fund. The Company’s contribution for each Plan year is allocated based on a weighting of years of service and eligible compensation among the participants who qualify for a profit sharing contribution. For Plan purposes, eligible compensation generally includes taxable salary and wages paid for employee service, including bonuses and commissions and excludes reimbursements and expense allowances, employee awards, fringe and welfare benefits, moving expenses, severance and disability pay, contributions to a nonqualified deferred compensation program and amounts received as stock or under any stock-based compensation program, and is capped by limits set under the Code ($245 and $230 for the Plan Years ended December 31, 2009 and 2008).

Employee 401(k) Contributions—Eligible employees may elect to defer eligible compensation on a pretax basis, an after-tax Roth basis, or a combination of both. The maximum elective salary deferral percentage for Non-Highly Compensated Employees (NHCEs) is 50% and for Highly Compensated Employees (HCEs) is 15%. Employees age 50 and over are allowed a catch-up contribution on a pre-tax basis, an after-tax Roth basis, or a combination of both. For all employees, the Internal Revenue Service (IRS) limits participant contributions to a maximum of $16.5 and $15.5 ($22.0 and $20.5 for those age 50 or older) in 2009 and 2008.

Company 401(k) Matching Contributions—The Company intends to match employee 401(k) contributions dollar for dollar up to 4% of the participants eligible pay, if approved at the discretion of the Company’s Board of Directors. Catch-up contributions are not eligible to be matched.

Investment Programs—Participants are able to direct the investment of their accounts (including Company matching and profit sharing contributions) among any of the available funds. The available funds as of December 31, 2009 are listed in the accompanying Schedule of Assets (held at end of year). The available funds are regularly reviewed by the Retirement Committee and are subject to change at any time.

Participation in Investment Activity—Individual accounts are credited daily with a pro rata share of investment income (loss) experienced by the respective Plan funds into which their account balances have been directed.

NORDSTROM 401(k) PLAN & PROFIT SHARING

NOTES TO FINANCIAL STATEMENTS

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

(dollars in thousands)

Vesting in the Plan—Employees who terminate employment due to retirement, death, or total disability are 100% vested in their Plan accounts, regardless of years of service. For purposes of the Plan, “retirement” is defined as ending employment at age 60 or older. On termination of employment for reasons other than retirement, disability, or death, the amounts credited to the accounts of participants are vested as follows:

Company Profit Sharing Contributions—Participants are immediately 100% vested in Company profit sharing contributions attributable to plan years beginning on and after January 1, 2000. For contributions received prior to January 1, 2000, participants are vested 20% after completing three years of service and will be credited with an additional 20% vesting for each additional year of service (1,000 hours of service in a payroll calendar year) until 100% vested at seven years.

Employee 401(k) Contributions—Employee contributions (i.e., salary deferral, catch-up and rollover contributions) are always 100% vested.

Company 401(k) Matching Contributions—Company matching contributions for employees vest as follows: 33% after completing one year of service and 67% after two years of service. After three years of service, all Company matching contributions are 100% vested.

Forfeitures—Forfeitures of unvested Company matching or profit sharing contributions from terminated participant accounts are used to offset future Company matching contributions, to offset future Company profit sharing contributions, or to pay expenses of Plan administration, as determined by the Retirement Committee. During the years ended December 31, 2009 and 2008, employer contributions were offset by forfeitures of $903 and $650.

Benefits—On termination of service, a participant (or participant’s beneficiary in the case of death) may elect to receive the value of the vested interest in his or her account as a lump-sum distribution or, if the vested account balance excluding the rollover account (including the rollover account effective April 1, 2010) exceeds $1, elect to remain in the plan, subject to required distributions under Section 401(a)(9) of the Code. When an active participant reaches age 59 1/2 and continues to work for the Company, the participant is eligible to receive a partial or full distribution of his or her retirement benefits.

Payment of Benefits—Benefits are recorded when paid. Benefits payable to participants who have withdrawn from participation in the Plan as of December 31, 2009 and 2008 were $57 and $308.

Participant Loans—Participants may borrow from their fund accounts a minimum of $1 up to a maximum equal to the lesser of $50 or 50% of their vested account balance. Loan terms are a maximum of 60 months or up to 20 years for the purchase of the principal residence of a participant. The loans are secured by the balance in the participant’s account and bear fixed interest at rates commensurate with prevailing rates but not less than 1% over the then current prime rate as published by the Wall Street Journal. Interest rates for participant loans outstanding at December 31, 2009 range from 4.25% to 10.5% and are determined at the time the loan is approved. Principal and interest is paid semi-monthly through payroll deductions. Participants may pay monthly upon termination or leave of absence. Payment obligations are suspended for participants during approved leaves of absence not longer than 12 months and during periods of qualified military service. A participant may have a maximum of two loans outstanding at any one time.

NORDSTROM 401(k) PLAN & PROFIT SHARING

NOTES TO FINANCIAL STATEMENTS

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

(dollars in thousands)

Trustees and Administrator of the Plan—The asset trustees of the Plan are Mercer Trust Company (all assets except the Nordstrom Select Funds) and The Bank of New York Mellon (Mellon) (Nordstrom Select Funds only).

The Plan is administered by the Company in conjunction with the Retirement Committee, a committee appointed by the Company’s Board of Directors composed of the following individuals as of December 31, 2009:

• Mary D. Amundson	Vice President, Employee Benefits
• Michael G. Koppel	Executive Vice President and Chief Financial Officer
• Erik B. Nordstrom	Executive Vice President and President – Stores
• Robert B. Sari	Executive Vice President, General Counsel and Corporate Secretary
• Delena M. Sunday	Executive Vice President, Human Resources and Diversity Affairs
• Brooke White	Vice President, Corporate Communications

Mercer Human Resource Services provided administrative services for the years ended December 31, 2009 and 2008.

Termination of the Plan—Although it has not expressed an interest to do so, the Company reserves the right to suspend, discontinue, or terminate the Plan at any time subject to the provisions set forth in the Employee Retirement Income Security Act of 1974. The Company may determine whether a suspension or discontinuance of contributions will or will not constitute termination of the Plan.

In the event the Plan is terminated, the respective accounts of the participants under the Plan shall become fully vested and nonforfeitable. After payment of expenses properly chargeable against the Plan, the trustees shall distribute all Plan assets to the participants in the proportions determined by their respective accounts.

Tax Status—The IRS has determined and informed the Company by a letter dated September 23, 2009, that the Plan is designed in conformity with the applicable requirements of the Code. The Company and Plan management believe that the Plan is currently designed and operated in compliance with the applicable requirements of the Code and the Plan and related trust continue to be tax-exempt. Therefore, no provision for income taxes has been included in the Plan’s financial statements.

Basis of Accounting—The accompanying financial statements have been prepared on the accrual basis of accounting.

Use of Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, and changes therein and disclosure of contingent assets and liabilities. Actual results could differ from those estimates.

Fair Value Measurements—The Plan applies Statement of Financial Accounting Standards No. 157, Fair Value Measurements (“SFAS 157”) (contained within Accounting Standards Codification 820, Fair Value Measurements and Disclosures (“ASC 820”)). SFAS 157 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. This statement applies whenever other accounting pronouncements require or permit fair value measurements.

NORDSTROM 401(k) PLAN & PROFIT SHARING

NOTES TO FINANCIAL STATEMENTS

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

(dollars in thousands)

Effective January 1, 2009, the Plan adopted FASB Staff Position No. 157-4, Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly (“FSP 157-4”) (contained within ASC 820, Fair Value Measurements and Disclosures). FSP 157-4 provides additional guidance for estimating fair value in accordance with SFAS 157 when the volume and level of activity for the asset or liability have significantly decreased. FSP 157-4 also includes guidance on identifying circumstances that indicate a transaction is not orderly and expands the three-level hierarchy disclosure and the Level 3 roll-forward disclosure for each major security type.

Effective December 31, 2009, the Plan adopted Accounting Standards Update No. 2009-12, Investments in Certain Entities That Calculate Net Asset Value per Share (or Its Equivalent) (“ASU 2009-12”). ASU 2009-12 provides amendments to ASC 820 and permits, as a practical expedient, a reporting entity to estimate the fair value of an investment that is within the scope of ASU 2009-12 using the net asset value (“NAV”) per share (or its equivalent) of the investment if the NAV is calculated in a manner consistent with the measurement principles of ASC 946 as of the reporting entity’s measurement date. ASU 2009-12 also requires disclosures regarding the attributes of investments within its scope, such as the nature of any restrictions on the investor’s ability to redeem its investments at the measurement date, any unfunded capital commitments, and the investment strategies of the investees.

Refer to Note 2, Investments, and Note 3, Fair Value Measurement, for further discussion and the required disclosures under SFAS 157, FSP 157-4 and ASU 2009-12.

Risks and Uncertainties—The Plan utilizes various investment instruments, including common stock, mutual funds and investment contracts. Investment securities, in general, are exposed to various risks, such as interest rate, credit, and overall market volatility. Due to the level of risk associated with certain investment securities, it is reasonably possible that changes in the values of investment securities will occur in the near term and that such changes could materially affect the amounts reported in the financial statements.

Other Assets—Prior to 1993, after five years in the Plan, participants were allowed to purchase life insurance with up to 25% of their annual contributions. This option was terminated in May 1992; however, the Plan still holds previously purchased life insurance for participants. These amounts are recorded at the cash surrender value of the New England Life Insurance policy.

Investment Income—Purchases and sales of securities are recorded on a trade-date basis. Interest income is recorded on the accrual basis. Dividends are recorded on the ex-dividend date. Net unrealized and realized investment gains and losses are calculated based upon the fair value at the beginning of the year for investments held at that date and the cost of investments purchased during the year.

Administrative and Recordkeeping Expenses—Substantially all of the administrative and recordkeeping expenses incurred in connection with the Plan are paid by the Plan and allocated per capita to each participant. The amount is reflected on each participant’s quarterly statement.

Subsequent Events—The Plan evaluates events that occur after the date of the financial statements but before the statements are issued or are available to be issued.

NORDSTROM 401(k) PLAN & PROFIT SHARING

NOTES TO FINANCIAL STATEMENTS

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

(dollars in thousands)

Recent Accounting Pronouncements—In January 2010, the FASB issued ASU 2010-06, Improving Disclosures about Fair Value Measurements, which amends ASC 820 to require entities to separately present purchases, sales, issuances and settlements in their reconciliation of Level 3 fair value measurements (i.e., to present such items on a gross rather than on a net basis), and which clarifies existing disclosure requirements provided by ASC 820 regarding the level of disaggregation and the inputs and valuation techniques used to measure fair value for measurements that fall within either Level 2 or Level 3 of the fair value hierarchy. ASU 2010-06 is effective for interim and annual periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances and settlements in the rollforward activity in Level 3 fair value measurements (which are effective for fiscal years beginning after December 15, 2010 and for interim periods within those fiscal years). The Plan is currently evaluating the impact of the adoption of ASU 2010-06.

2.	INVESTMENTS

The Plan’s investments are held by the trustees and are recorded at fair value. Shares of mutual funds are valued at quoted market prices, which represent the net asset value of shares held by the Plan at year end. Common stock is valued at quoted market prices. Common/collective trust funds are stated at fair value as determined by the issuer of the common/collective trust funds based on the fair market value of the underlying investments. The stable value fund is stated at fair value then adjusted to contract value as described below. Investments in debt securities are valued using observable inputs, such as observable trade prices, multiple broker/dealer quotes, related yield curves and other assumptions about the securities. Loans are valued at cost, which approximates fair value. Self-directed brokerage accounts allow participants to invest all or a portion of their contributions into investments of their choice such as stock, debt securities, common/collective trusts and mutual funds. The Nordstrom Select Funds are investment options to participants that hold the underlying investments which include common stock, mutual funds, debt securities and common/collective trusts. The fair values of self-directed brokerage accounts and the Nordstrom Select Funds are valued based on the underlying investments.

The Putnam Stable Value Fund is a stable value fund that is a common/collective trust fund. The fund may invest in fixed interest insurance investment contracts, money market funds, corporate and government bonds, mortgage-backed securities, bond funds, and other fixed income securities. Participants may ordinarily direct the withdrawal or transfer of all or a portion of their investment at contract value. Contract value represents contributions made to the fund, plus earnings, less participant withdrawals and administrative expenses.

The weighted average market yield and weighted average crediting rate for the Putnam Stable Value fund at December 31 are as follows:

	2009	2008
Weighted average market yield[1]	2.68%	1.55%
Weighted average crediting rate[2]	3.83%	4.16%

[1]	Weighted average of the yield to maturities for all the securities in a fixed-income portfolio
[2]	Weighted average of the interest rates on the book values of all the contracts held in a stable value product

NORDSTROM 401(k) PLAN & PROFIT SHARING

NOTES TO FINANCIAL STATEMENTS

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

(dollars in thousands)

2.	INVESTMENTS (CONTINUED)

Certain events may limit the ability of the Fund to transact at contract value. Such events include: complete or partial plan termination or merger with another plan; failure of the Plan or its trust to qualify for exemption from federal income taxes or any required prohibited transaction exemption under the Employee Retirement Income Security Act of 1974 (“ERISA”); transfer of assets from the Fund directly into a competing investment option; or any communication given to Plan participants designed to influence a participant not to invest in the Fund or to transfer assets out of the Fund. Plan management believes that the occurrence of events that would cause the Fund to transact at less than contract value is not probable.

The following table presents the value of investments that represent 5% or more of the Plan’s net assets available for benefits as of December 31:

	2009	2008
Nordstrom Select Moderate Fund	$512,176	$422,603
Nordstrom Company Stock Fund	223,802	80,365
Putnam Stable Value Fund	172,016	148,834
American Funds Europacific Growth	158,661	116,958
Dodge & Cox Stock Fund	93,231	68,923
Participant Loans	*	65,784

*	Fund balance did not exceed 5% of Plan net assets

During 2009 and 2008, the Plan’s investments (including gains and losses on investments bought and sold, as well as held during the year) appreciated (depreciated) in value as follows:

	Appreciation (Depreciation)
	2009	2008
Nordstrom common stock	$149,282	$(126,682)
Mutual funds	125,881	(297,309)
Nordstrom select funds	111,645	(169,718)
Brokerage assets	2,557	(4,299)
Common/collective trust	11	23

	$389,376	$(597,985)

In accordance with FSP AAG INV-1 and SOP 94-4-1, Reporting of Fully Benefit-Responsive Contracts Held by Certain Investment Companies Subject to the AICPA Investment Company Guide and Defined-Contribution Health and Welfare and Pension Plans (the “FSP”) (contained within ASC 962, Plan Accounting – Defined Contribution Pension Plans), the statements of net assets available for benefits present an investment contract at fair value, as well as an additional line item showing an adjustment of the fully benefit-responsive contract from fair value to contract value. The statement of changes in net assets available for benefits is presented on a contract value basis and is not affected by the FSP. Fair value of the contract is calculated by discounting the related cash flows based on current yields of similar instruments with comparable durations.

NORDSTROM 401(k) PLAN & PROFIT SHARING

NOTES TO FINANCIAL STATEMENTS

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

(dollars in thousands)

3.	FAIR VALUE MEASUREMENT

The Plan classifies its investments into Level 1, Level 2 and Level 3 as defined below:

Level 1: Quoted market prices in active markets for identical assets or liabilities

Level 2: Observable market-based inputs or unobservable inputs that are corroborated by market data

Level 3: Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable

The following tables set forth, by level within the fair value hierarchy, a summary of the Plan’s investments that were measured at fair value on a recurring basis as of December 31, 2009 and 2008.

	December 31, 2009
	Total	Level 1	Level 2[1]	Level 3[1]
Equity securities:
Domestic
Nordstrom common stock	$223,802	$223,802	$—	$—
Common stock	86,850	86,850	—	—
Mutual funds	517,110	517,110	—	—
Other	1,223	498	725	—
International
Mutual funds	158,661	158,661	—	—
Common/collective trusts	91,132	—	91,132	—
Debt securities:
U.S. Treasury	6,551	6,551	—	—
Mutual funds	80,383	80,383	—	—
Government debt	22,155	—	22,155	—
Asset-backed securities	84,922	—	84,922	—
Corporate debt	64,687	—	64,687	—
Repurchase agreements	14,700	—	14,700	—
International debt	9,605	—	9,605	—
Other	5,058	—	5,058	—
Stable value fund	172,016	—	172,016	—
Self-directed brokerage accounts	12,837	—	12,837	—
Participant loans	67,185	—	—	67,185

Total	$1,618,877	$1,073,855	$477,837	$67,185

[1]

In 2008, our common/collective trusts within the Nordstrom Select Funds were classified as Level 3 investments. Upon the Plan’s adoption of ASU 2009-12 in 2009, it changed the classification of these investments to Level 2 as they are valued using the NAV provided by the administrator of the fund. The NAV is based on the value of the underlying assets owned by the fund, minus its liabilities, and then divided by the number of shares outstanding.

NORDSTROM 401(k) PLAN & PROFIT SHARING

NOTES TO FINANCIAL STATEMENTS

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

(dollars in thousands)

3.	FAIR VALUE MEASUREMENT (CONTINUED)

	December 31, 2008
	Total	Level 1	Level 2	Level 3
Equity securities:
Domestic
Nordstrom common stock	$80,365	$80,365	$—	$—
Common stock	64,144	64,144	—	—
Mutual funds	392,170	392,170	—	—
Other	1,229	56	—	1,173
International
Mutual funds	116,958	116,958	—	—
Common/collective trusts	70,236	—	—	70,236
Debt securities:
U.S. Treasury	5,530	5,530	—	—
Mutual funds	60,033	60,033	—	—
Government debt	18,095	—	2,776	15,319
Asset-backed securities	87,394	—	39,679	47,715
Corporate debt	56,649	—	42,091	14,558
International debt	8,667	—	—	8,667
Other	4,050	—	965	3,085
Stable value fund	148,834	7,531	141,303	—
Self-directed brokerage accounts	10,426	10,426	—	—
Participant loans	65,784	—	—	65,784

Total	$1,190,564	$737,213	$226,814	$226,537

The following is a reconciliation of the beginning and ending balances of the fair value measurements using significant unobservable inputs for level 3 assets as of December 31, 2009 and 2008:

	December 31, 2009
	Total	Equity securities	Debt securities	Participant loans
Beginning balance	$226,537	$71,409	$89,344	$65,784
Total realized (losses) gains in net assets available for benefit	(3,199)	(4,048)	849	—
Total unrealized gains in net assets available for benefit	32,596	25,893	6,703	—
Purchases, issuances and settlements	(9,275)	(1,353)	(9,323)	1,401
Transfers out to level 2[1]	(179,474)	(91,901)	(87,573)	—

Ending balance	$67,185	$—	$—	$67,185

[1]

In 2008, our common/collective trusts within the Nordstrom Select Funds were classified as Level 3 investments. Upon the Plan’s adoption of ASU 2009-12 in 2009, it changed the classification of these investments to Level 2 as they are valued using the NAV provided by the administrator of the fund. The NAV is based on the value of the underlying assets owned by the fund, minus its liabilities, and then divided by the number of shares outstanding.

NORDSTROM 401(k) PLAN & PROFIT SHARING

NOTES TO FINANCIAL STATEMENTS

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

(dollars in thousands)

3.	FAIR VALUE MEASUREMENT (CONTINUED)

As of December 31, 2009, there were no losses for the period included in changes in net assets available for benefit attributable to the changes in unrealized gains or losses relating to assets still held at the reporting date for level 3 assets.

	December 31, 2008
	Total	Equity securities	Debt securities	Participant loans
Beginning balance	$327,917	$133,797	$128,701	$65,419
Total realized gains in net assets available for benefit	35,107	33,016	2,091	—
Total unrealized losses in net assets available for benefit	(93,716)	(82,982)	(10,734)	—
Purchases, issuances and settlements	(42,781)	(12,422)	(30,724)	365
Transfers in/out, net	10	—	10	—

Ending balance	$226,537	$71,409	$89,344	$65,784

As of December 31, 2008, there was $(85,518) in losses for the period included in changes in net assets available for benefit attributable to the changes in unrealized gains or losses relating to assets still held at the reporting date for level 3 assets.

4.	EXEMPT PARTY-IN-INTEREST TRANSACTIONS

The Bank of New York Mellon (previously Mellon Bank, N.A.) has been the trustee of the Nordstrom Select Funds since April 1, 2005. Mercer Trust Company (previously Putnam Fiduciary Trust Company) has been trustee of all assets of the Plan other than the Nordstrom Select Funds since January 1, 2005. Accordingly, The Bank of New York Mellon and Mercer Trust Company are each a party-in-interest with respect to the Plan. The Plan invested in investment funds managed by Mercer Trust Company and its affiliates during 2009 and 2008. Transactions in these investments qualify as exempt party-in-interest transactions because an independent fiduciary (the Plan’s Retirement Committee) causes the Plan to make these investment decisions. Fees paid by the Plan to Mercer Trust Company amounted to $1,853 for 2009 and $1,891 for 2008. Fees paid by the Plan to The Bank of New York Mellon amounted to $213 for 2009 and $218 for 2008.

As the Plan sponsor, the Company is a party-in-interest with respect to the Plan. The Company’s employer contributions to the plan qualify as party-in-interest transactions. These transactions are exempt party-in-interest transactions because a fiduciary does not cause the Plan to participate in the transactions. In addition, there were no reimbursements of direct expenses paid by the Plan to the Company for Plan operations and administration in 2009 or 2008.

As of December 31, 2009 and 2008, the Plan held 5,955 and 6,038 shares of common stock of the Company, with a cost basis of $120,018 and $120,900 and recorded dividend income of $3,899 and $3,580 during the years then ended.

NORDSTROM 401(k) PLAN & PROFIT SHARING

NOTES TO FINANCIAL STATEMENTS

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

(dollars in thousands)

5.	EXCESS CONTRIBUTIONS PAYABLE TO PARTICIPANTS

The Plan is subject to certain compliance requirements of non-discrimination rules under ERISA and the Code. For the Plan years ended December 31, 2009 and 2008, the Plan failed certain of the non-discrimination tests under the Code due to lower contribution percentages by non-highly compensated eligible employees. In order to meet the compliance requirements, the Plan refunded a portion of the contributions made by highly compensated participants. The refund for 2009, paid in March 2010, totaled $576 and included approximately $195 of investment earnings and was made in accordance with applicable provisions of the Code. The refund amount for 2008 was $389, paid in March 2009, including approximately $265 of investment losses. The refunds are recorded as “Excess contributions payable to participants” in the December 31, 2009 and 2008 Statements of Net Assets Available for Benefits and included in “Benefit payments to participants” on the Statements of Changes in Net Assets Available for Benefits for the years ended December 31, 2009 and 2008.

6.	RECONCILIATION OF FINANCIAL STATEMENTS TO FORM 5500

The following is a reconciliation of net assets available for benefits per the financial statements to the amounts reflected in the Form 5500 as filed by the Company with the Employee Benefits Security Administration as of December 31:

	2009	2008
Net assets available for benefits per the financial statements	$1,686,037	$1,239,389
Other assets	(684)	(490)
Trustee and administrative fees payable	760	662
Adjustments from contract value to fair value for fully benefit-responsive investment contracts	7,126	—

Net assets available for benefits per Form 5500	$1,693,239	$1,239,561

NORDSTROM 401(k) PLAN & PROFIT SHARING

FORM 5500, SCHEDULE H, PART IV, LINE 4i, SCHEDULE OF ASSETS (HELD AT END OF YEAR)

AS OF DECEMBER 31, 2009

(dollars in thousands)

Identity of issue, borrower, lessor, or similar party	Description of investment including maturity date, rate of interest, collateral, par, or maturity value	Security Type	Fair Value
* Nordstrom, Inc.	Nordstrom Stock Fund	Common Stock	223,802
* Putnam Investments	Putnam Stable Value Fund	Common Collective Trust	172,016
American Funds	American Europacific Growth Fund	Mutual Fund	158,661
Dodge & Cox	Dodge & Cox Stock Fund	Mutual Fund	93,231
PIMCO	Pimco Total Return Fund	Mutual Fund	80,383
Rainier Investment Management	Rainier Small/Mid Cap Equity Fund	Mutual Fund	72,751
Neuberger & Berman	Small Cap NBF Genesis Fund	Mutual Fund	72,126
Vanguard	Vanguard Institutional Index Fund	Mutual Fund	57,498
Allianz Global Investors	Allianz RCM Large Cap Growth Fund	Mutual Fund	54,456
Self-directed brokerage	Brokerage Securities	Self-directed Brokerage	10,481
* Putnam Investments	SDB Money Market Fund	Money Market Fund	2,356
* Putnam Investments		Pending Cash Account	498
* Participant Loans	Loan interest rates range from 4.25% to 10.5%. Loan repayment is made through regular payroll deductions for a period of up to 60 months for general loans and over a longer period for loans used to finance the purchase of a principal residence. If a participant’s employment terminates for any reason and the loan balances are not paid in full within 90 days of termination, the loan balances will be deemed distributed and become taxable income to the participant. Participants may continue to make loan repayments after termination of employment under procedures established by the Plan administrator.		67,185
* Party-in-interest

Identity of issue, borrower, lessor, or similar party	Description of investment including maturity date, rate of interest, collateral, par, or maturity value	Security Type	Fair Value

Nordstrom Select Funds
(Including Nordstrom Select Conservative, Nordstrom Select Moderate and Nordstrom Select Growth Funds)

Dodge & Cox	Dodge & Cox Income Fund	Separate Account	106,138
PIMCO	Pimco Total Return Fund	Separate Account	101,540
Vanguard	Vanguard Institutional Index Fund	Mutual Fund	81,764
Dodge & Cox	Dodge & Cox Stock Fund	Mutual Fund	58,140
Capital Guardian	Capital Guardian International (Non-U.S.) Equity Fund	Common Collective Trust	45,851
Alliance Bernstein	Bernstein International Value Collective Trust Fund	Common Collective Trust	45,281
Neuberger & Berman	Neuberger Berman Genesis Institutional Fund	Mutual Fund	27,144
The Boston Company	Pooled Employee Daily Liquidity Fund	Common Collective Trust	725
Abbott Labs	Abbott Labs Com	Common Stock	740
ABM Industries, Inc.	ABM Inds Inc	Common Stock	284
Activision Blizzard, Inc.	Activision Blizzard Inc Com	Common Stock	352
Adobe Systems, Inc.	Adobe Sys Inc Del Com	Common Stock	988
Adtran, Inc.	Adtran Inc	Common Stock	143
Aegean Marine Petroleum Network, Inc.	Aegean Marine Petroleum Network Inc Shs	Common Stock	253
Aes Corp.	AES Corp Com	Common Stock	188
Affiliated Managers Group, Inc.	Affiliated Managers Group Inc	Common Stock	459
Air Products & Chemicals, Inc.	Air Prods & Chems Inc Com	Common Stock	865
Airgas, Inc.	Airgas Inc	Common Stock	242
Alaska Air Group, Inc.	Alaska Air Group Inc	Common Stock	169
Alcon, Inc.	Alcon Inc Com Shs	Common Stock	832
Alexion Pharmaceuticals, Inc.	Alexion Pharmaceuticals Inc	Common Stock	168
Allegiant Travel Co.	Allegiant Travel Co Com	Common Stock	212
Allergan, Inc.	Allergan Inc Com	Common Stock	766
Alliance Data Systems Corp.	Alliance Data Sys Corp Com	Common Stock	644
Allscripts-Misys Healthcare Solutions, Inc.	Allscripts-Misys Healthcare Solutions	Common Stock	209
Amazon.com, Inc.	Amazon.com Inc Com	Common Stock	1,322
Ametek, Inc.	Ametek Inc	Common Stock	296
Amgen, Inc.	Amgen Inc	Common Stock	661
Ansys, Inc.	Ansys Inc Com	Common Stock	200
Apple Computer, Inc.	Apple Computer Inc	Common Stock	2,690
Aqua America, Inc.	Aqua Amer Inc	Common Stock	249
Athenahealth, Inc.	Athenahealth Inc Com	Common Stock	131

Identity of issue, borrower, lessor, or similar party	Description of investment including maturity date, rate of interest, collateral, par, or maturity value	Security Type	Fair Value
Avon Products, Inc.	Avon Prods Inc Com	Common Stock	708
Bally Technologies, Inc.	Bally Technologies Inc Com	Common Stock	188
Bed Bath & Beyond, Inc.	Bed Bath & Beyond Inc Com	Common Stock	927
Berry Petroleum Co.	Berry Pete Co Cl A	Common Stock	145
Big Lots, Inc.	Big Lots Inc Com	Common Stock	216
Brocade Communications Systems, Inc.	Brocade Communications Sys Inc	Common Stock	155
CBS Corp.	CBS Corp New Cl B	Common Stock	307
Celgene Corp.	Celgene Corp	Common Stock	732
Central European Distribution Corp.	Central European Distr Corp	Common Stock	113
Cephalon, Inc.	Cephalon Inc Com	Common Stock	194
Charles River Laboratories Int’l., Inc.	Charles Riv Laboratories Intl	Common Stock	125
Checkpoint Software Tech	Checkpoint Software Tech	Common Stock	224
Church & Dwight Co., Inc.	Church & Dwight Inc	Common Stock	232
Ciena Corp.	Ciena Corp Com New	Common Stock	114
Cisco Systems, Inc.	Cisco Sys Inc Com	Common Stock	1,552
Citrix Systems, Inc.	Citrix Sys Inc Com	Common Stock	158
Cliffs Natural Resources, Inc.	Cliffs Nat Res Inc Com	Common Stock	226
Coach, Inc.	Coach Inc Com	Common Stock	171
Cognizant Technology Solutions Corp.	Cognizant Tech Solutions Cl A	Common Stock	222
Colgate Palmolive Co.	Colgate Palmolive Co	Common Stock	1,006
CommScope, Inc.	Commscope Inc Com	Common Stock	161
Community Health Systems, Inc.	Community Health Sys Inc New	Common Stock	180
Concho Resources, Inc.	Concho Res Inc Com	Common Stock	484
Concur Technologies, Inc.	Concur Technologies Inc	Common Stock	168
Con-way, Inc.	Con-way Inc	Common Stock	236
Cooper Tire & Rubber Co.	Cooper Tire & Rubr Co	Common Stock	270
Copart, Inc.	Copart Inc	Common Stock	198
Danaher Corp.	Danaher Corp Com	Common Stock	758
Devon Energy Corp.	Devon Energy Corp New Com	Common Stock	796
DeVry, Inc.	DeVry Inc Del Com	Common Stock	550
Digital Realty Trust, Inc.	Digital Rlty Tr Inc	Common Stock	373
Diodes Incorporated	Diodes Inc	Common Stock	117
DIRECTV	DIRECTV Com Cl A	Common Stock	794
Discovery Communications, Inc.	Discovery Communications Inc	Common Stock	274
Walt Disney Co.	Disney Walt Co Com	Common Stock	1,445

Identity of issue, borrower, lessor, or similar party	Description of investment including maturity date, rate of interest, collateral, par, or maturity value	Security Type	Fair Value
DreamWorks Animation SKG, Inc.	Dreamworks Animation SKG Inc	Common Stock	237
Dresser-Rand Group, Inc.	Dresser-Rand Group Inc	Common Stock	406
Eaton Corp.	Eaton Corp	Common Stock	738
EMC Corp.	EMC Corp Mass	Common Stock	891
Emergency Medical Services Corp.	Emergency Med Svcs Corp Cl A	Common Stock	179
EnerSys	EnerSys	Common Stock	256
Euronet Worldwide, Inc.	Euronet Worldwide Inc Com	Common Stock	233
EXCO Resources, Inc.	EXCO Res Inc Com	Common Stock	439
Express Scripts, Inc.	Express Scripts Inc Com Stk	Common Stock	1,023
F5 Networks, Inc.	F5 Network Inc Com	Common Stock	132
Family Dollar Stores, Inc.	Family Dlr Stores Inc	Common Stock	204
FedEx Corp.	FedEx Corp Com	Common Stock	1,289
First Niagara Financial Group, Inc.	First Niagara Finl Group Inc	Common Stock	302
Flowserve Corp.	Flowserve Corp Com	Common Stock	302
FMC Corp.	FMC Corp New Com	Common Stock	193
Forest Oil Corp.	Forest Oil Corp	Common Stock	174
Fossil, Inc.	Fossil Inc Com	Common Stock	157
FTI Consulting, Inc.	FTI Consulting Inc Com	Common Stock	321
Fuel Systems Solutions, Inc.	Fuel Sys Sol Kirkland & Ellis	Common Stock	233
General Cable Corp.	General Cable Corp Del Com	Common Stock	102
General Dynamics Corp.	General Dynamics Corp Com	Common Stock	898
Gilead Sciences, Inc.	Gilead Sciences Inc Com	Common Stock	894
Goldman Sachs Group, Inc.	Goldman Sachs Group Inc Com	Common Stock	800
Google, Inc.	Google Inc Cl A	Common Stock	2,027
GrafTech International Ltd.	GrafTech International Ltd	Common Stock	289
Guess, Inc.	Guess Inc Com	Common Stock	308
Healthsouth Corp.	Healthsouth Corp Com New	Common Stock	221
Hewitt Associates, Inc.	Hewitt Assocs Inc	Common Stock	293
Hewlett-Packard Co.	Hewlett-Packard Co Com	Common Stock	1,502
Hittite Microwave Corp.	Hittite Microwave Corp	Common Stock	168
Hologic, Inc.	Hologic Inc Com	Common Stock	84
Hornbeck Offshore Services, Inc.	Hornbeck Offshore Svcs Inc	Common Stock	119
Human Genome Sciences, Inc.	Human Genome Sciences Inc Com	Common Stock	321
ICON plc	ICON Pub Ltd Co Sponsored Adr	Common Stock	132
Illinois Tool Works, Inc.	Illinois Tool Wks Inc Com	Common Stock	787

Identity of issue, borrower, lessor, or similar party	Description of investment including maturity date, rate of interest, collateral, par, or maturity value	Security Type	Fair Value
Immucor, Inc.	Immucor Inc	Common Stock	111
Intel Corp.	Intel Corp	Common Stock	1,442
IntercontinentalExchange, Inc.	Intercontinental Exchange Inc	Common Stock	109
Intersil Corporation	Intersil Corp Cl A	Common Stock	135
Inverness Medical Innovations, Inc.	Inverness Medical Innovations	Common Stock	190
Invesco Ltd.	Invesco Ltd Shs	Common Stock	1,016
ITC Holdings Corp.	ITC Hldgs Corp	Common Stock	202
Jarden Corp.	Jarden Corp	Common Stock	293
The J.M. Smucker Company	JM Smucker Company	Common Stock	189
Jones Lang Lasalle, Inc.	Jones Lang Lasalle Inc Com	Common Stock	281
JPMorgan Chase & Co.	JPmorgan Chase & Co Com	Common Stock	1,240
Kellogg Co.	Kellogg Co Com	Common Stock	756
Kennametal, Inc.	Kennametal Inc Com	Common Stock	299
Kohl’s Corp.	Kohl’s Corp Com	Common Stock	1,104
Leggett & Platt, Inc.	Leggett & Platt Inc Com	Common Stock	53
Life Technologies Corp.	Life Technologies Corp Com	Common Stock	179
Lincoln National Corp	Lincoln Natl Corp Ind Com	Common Stock	55
LKQ Corp.	LKQ Corp	Common Stock	140
Lowe’s Companies, Inc.	Lowe’s Cos Inc Com	Common Stock	693
Macy’s, Inc.	Macy’s Inc Com	Common Stock	227
Marvell Technology Group Ltd.	Marvell Technology Group Ltd	Common Stock	342
McDonald’s Corp.	McDonald’s Corp Com	Common Stock	979
Microchip Technology, Inc.	Microchip Technology Inc Com	Common Stock	1,047
MICROS Systems, Inc.	MICROS Sys Inc Com	Common Stock	241
Microsoft Corp.	Microsoft Corp Com	Common Stock	2,059
Monolithic Power Systems, Inc.	Monolithic Pwr Sys Inc	Common Stock	142
Monsanto Co.	Monsanto Co New Com	Common Stock	476
MSC Industrial Direct Co., Inc.	MSC Indl Direct Inc Cl A	Common Stock	159
Mylan, Inc.	Mylan Inc Com	Common Stock	185
NetApp, Inc.	NetApp Inc Com	Common Stock	872
Newell Rubbermaid, Inc.	Newell Rubbermaid Inc	Common Stock	271
Nuance Communications, Inc.	Nuance Communications Inc	Common Stock	403
NuVasive, Inc.	NuVasive Inc	Common Stock	90
Occidental Petroleum Corp.	Occidental Pete Corp Com	Common Stock	753
Oceaneering International, Inc.	Oceaneering Intl Inc Com	Common Stock	167

Identity of issue, borrower, lessor, or similar party	Description of investment including maturity date, rate of interest, collateral, par, or maturity value	Security Type	Fair Value
ON Semiconductor Corp.	ON Semiconductor Corp Com	Common Stock	116
Oracle Corporation	Oracle Corporation Com	Common Stock	1,128
Oshkosh Corp.	Oshkosh Corp Com	Common Stock	110
Palm, Inc.	Palm Inc New	Common Stock	139
Penske Automotive Group, Inc.	Penske Automotive Group Inc	Common Stock	88
Pepsico, Inc.	Pepsico Inc Com	Common Stock	1,057
Piper Jaffray Companies	Piper Jaffray Cos	Common Stock	208
Pool Corp.	Pool Corp Com	Common Stock	114
Precision Castparts Corp.	Precision Castparts Corp	Common Stock	143
Priceline.com, Inc.	Priceline Com Inc	Common Stock	133
Prosperity Bancshares, Inc.	Prosperity Bancshares Inc Com	Common Stock	539
Psychiatric Solutions, Inc.	Psychiatric Solutions Inc	Common Stock	104
Qiagen N.V.	Qiagen N V	Common Stock	444
Qualcomm, Inc.	Qualcomm Inc	Common Stock	910
Raymond James Financial, Inc.	Raymond James Finl Inc Com	Common Stock	199
ResMed, Inc.	ResMed Inc	Common Stock	111
Riverbed Technology, Inc.	Riverbed Technology Inc Com	Common Stock	208
SBA Communications Corp.	SBA Communications Corp Com	Common Stock	207
Schlumberger Ltd.	Schlumberger Ltd Com	Common Stock	1,870
Charles Schwab Corp.	Schwab Charles Corp New Com	Common Stock	765
Schweitzer-Mauduit International, Inc.	Schweitzer-Mauduit Intl Inc	Common Stock	57
The Scotts Miracle-Gro Co.	Scotts Miracle-Gro Company	Common Stock	199
Seabridge Gold, Inc.	Seabridge Gold Inc	Common Stock	137
SEI Investment Co.	SEI Investment Co Com	Common Stock	229
Signature Bank New York N.Y.	Signature Bk New York N Y	Common Stock	206
Silicon Laboratories, Inc.	Silicon Laboratories Inc	Common Stock	240
Silver Wheaton Corp.	Silver Wheaton Corp	Common Stock	322
Sirona Dental Systems, Inc.	Sirona Dental Sys Inc Com	Common Stock	186
Southwestern Energy Co.	Southwestern Energy Co (Del)	Common Stock	964
Starwood Hotels & Resorts	Starwood Hotels & Resorts Com	Common Stock	809
State Street Corp.	State Street Corp	Common Stock	754
Stifel Financial Corp.	Stifel Finl Corp	Common Stock	351
Sun Healthcare Group, Inc.	Sun Healthcare Group Inc	Common Stock	88
Swift Energy Co.	Swift Energy Co	Common Stock	182
Taleo Corp.	Taleo Corp	Common Stock	146

Identity of issue, borrower, lessor, or similar party	Description of investment including maturity date, rate of interest, collateral, par, or maturity value	Security Type	Fair Value
Target Corp.	Target Corp Com	Common Stock	1,062
TD Ameritrade Holding Corp.	TD Ameritrade Hldg Corp Com	Common Stock	252
Teradyne, Inc.	Teradyne Inc Com	Common Stock	204
Teva Pharmaceutical Industries, Ltd.	Teva Pharmaceutical Inds Adr	Common Stock	1,186
Texas Instruments, Inc.	Texas Instrs Inc Com	Common Stock	936
Thermo Fisher Scientific	Thermo Fisher Scientific	Common Stock	729
Thompson Creek Metals Company, Inc.	Thompson Creek Metals Co Inc	Common Stock	120
Tower Group, Inc.	Tower Group	Common Stock	52
Tractor Supply Company	Tractor Supply Co	Common Stock	211
Treehouse Foods, Inc.	Treehouse Foods Inc	Common Stock	252
Trimble Navigation Ltd.	Trimble Nav Ltd	Common Stock	204
TW Telecom, Inc.	TW Telecom Inc Com	Common Stock	105
United Technologies Corp.	United Technologies Corp Com	Common Stock	1,175
United Therapeutics Corp.	United Therapeutics Corp Del	Common Stock	187
Universal Electronics, Inc.	Universal Electrs Inc	Common Stock	76
Urban Outfitters, Inc.	Urban Outfitters Inc Com	Common Stock	274
Valmont Industries, Inc.	Valmont Inds Inc Com	Common Stock	252
Valspar Corp.	Valspar Corp	Common Stock	259
VCA Antech, Inc.	VCA Antech Inc	Common Stock	151
Visa, Inc.	Visa Inc Com Cl A	Common Stock	879
Warnaco Group, Inc.	Warnaco Group Inc	Common Stock	162
Weatherford International Ltd.	Weatherford Internationl Ltd	Common Stock	975
Wells Fargo & Co.	Wells Fargo & Co New Com	Common Stock	781
Whiting Petroleum Corp.	Whiting Pete Corp New	Common Stock	108
Willis Group Holdings Ltd.	Willis Group Holdings Ltd Shs	Common Stock	131
Wintrust Financial Corp.	Wintrust Finl Corp	Common Stock	89
XTO Energy, Inc.	XTO Energy Inc Com	Common Stock	580
Yahoo! Inc.	Yahoo! Inc	Common Stock	859

Total			1,618,877